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                          Independent Auditors' Consent




To the Shareholders and Board of Trustees of the Capital Cash Management Trust:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated July 18, 2001, on the statement of assets and liabilities for the Capital Cash Management Trust (the "Trust") as of June 30, 2001, and the related statement of operations, the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian and Auditors" in the Statement of Additional Information.




                                                 KPMG LLP


New York, New York
October 18, 2001